UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 23, 2014

FINDEX.COM, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-29963	88-0378462
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

18151 Lafayette Avenue, Elkhorn, Nebraska	68022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(402) 333-1900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements.

Item 4.01 Changes in Registrant’s Certifying Accountant.

On May 23, 2014, the Company’s Board of Directors was informed by the Company’s then current principal independent accountants, Brimmer, Burek & Keelan LLP (“BBK”), that they would no longer be providing audit services to SEC reporting companies, and that, accordingly, they would be unable to provide any further audit or related review services to us.

The reports of BBK on the Company’s consolidated financial statements for the fiscal years ended December 31, 2013 and 2012 did not contain any adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s fiscal year ended December 31, 2013 and the subsequent interim period through March 31, 2014, there were no disagreements with BBK on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BBK would have caused it to make reference thereto in its reports on the Company’s financial statements for such fiscal periods.

On May 29, 2014, the Company engaged D. Brooks and Associates CPA’s, P.A. as its new principal independent accountants for the fiscal year ending December 31, 2014.

On May 30, 2014 the Company requested BBK to furnish the Company with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agreed with the above statements made by the Company pursuant to the requirements of Item 304(a) of Regulation S-K, and, if not, stating the respects in which it does not agree. A copy of BBK’s letter is annexed hereto as Exhibit 16.1 of this Form 8-K.

Section 9 – Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed herewith:

(d) Exhibits

Exhibit No.	Description
16.1	Letter from Brimmer, Burek & Keelan LLP, dated May 30, 2014 regarding change in certifying accountant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINDEX.COM, INC.

Dated: May 30, 2014	By:	/s/ Steven Malone
Steven Malone
President & Chief Executive Officer